Exhibit 99.2

           Red Hat Reports Fiscal Fourth Quarter and Year End Results


    RALEIGH, N.C.--(BUSINESS WIRE)--xx--

  87,000 New Subscriptions, $32 Million in Cash Flow from Operations, and 68% Sequential Growth in Deferred Revenue Highlight the Quarter

    Red Hat, Inc. (NASDAQ: RHAT), the world's premier open source and Linux provider, today reported financial results for the fourth quarter and fiscal year ended February 29, 2004.
    Revenue for the fourth quarter of fiscal 2004 was $37.0 million, a sequential increase of 11% compared to $33.1 million in the third quarter of fiscal 2004, and a year-over-year increase of 43%.
    For the fourth quarter of fiscal 2004, the company reported net income of $5.0 million, or $0.03 per share. This compares to a net income of $4.1 million, or $0.02 per share, in the prior quarter, and break-even results in the same quarter a year ago.
    The company generated $32.2 million, or $0.17 per share, in positive cash flow from operations during the fourth quarter, and a total of $61 million, or $0.33 per share, in positive cash flow from operations for the fiscal year ended February 29, 2004. The company ended the year with a cash balance of $941 million, an increase of $649 million as compared to the balance at the end of the prior fiscal year.
    In the fourth quarter of fiscal 2004, the company increased its deferred revenue balance to $70.8 million, a sequential increase of $28.6 million, or 68%, as compared to the third quarter of fiscal 2004.

    Highlights for the fourth quarter include:

    -- Fourth quarter sales of subscriptions for Red Hat Enterprise
        Linux technologies increased by 87,000 new subscriptions, comprised of 61,000 subscriptions sold into the enterprise IT market and 26,000 subscriptions sold into the HPC and hosting markets.

    -- Renewal rates for sales of Red Hat Enterprise Linux remained strong at approximately 90%.

    -- Gross margins increased to record levels, with blended gross margins at 76% and gross margins of Enterprise subscription technologies at 91%.

    -- Operating profit, before stock-based compensation, increased to $4.6 million, or 12% of total revenue.

    For the fiscal year ended February 29, 2004, the company reported revenues of $126.1 million, an increase of 39% as compared to fiscal 2003 revenues of $90.9 million. The company reported net income of $14 million for fiscal 2004, or $0.08 per share, compared to a net loss of $6.6 million, or a loss of $0.04 per share, for fiscal 2003. For the fiscal year ended on February 29, 2004, the company reported over 160,000 cumulative sales of Red Hat Enterprise Linux technologies.

    For Red Hat, fiscal 2004 was a year marked by great execution, as we delivered strong growth in revenues, cash flows, and profitability , stated Kevin Thompson, Executive Vice President and Chief Financial Officer. "The growth rates in the adoption of Red Hat Enterprise Linux has exceeded our expectations to date and we are positive on the outlook for fiscal 2005".

    About Red Hat, Inc.

    Red Hat is the world's premier open source and Linux provider. Red Hat is headquartered in Raleigh, N.C. and has offices worldwide. For investor inquiries, contact Gabriel Szulik at Red Hat, (919) 754-4439. More information about Red Hat is available at www.redhat.com.

    FORWARD-LOOKING STATEMENTS

    Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.


                             RED HAT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands - except per share amounts)

                         Three Months Ended     Twelve Months Ended
                    ----------------------------- -----------------
                     Feb. 29,  Nov. 30, Feb. 28,  Feb. 29, Feb. 28,
                       2004      2003     2003      2004     2003
                    ----------------------------- -----------------
                              (Unaudited)
Subscription and
 services revenue:
 Subscription:
  Enterprise
   technologies        $23,944  $17,779  $10,777  $68,930  $30,438
  Retail                 1,604    3,727    2,845   12,914   14,833
  Embedded                 309      466      810    1,911    3,321
                    ----------- -------- -------- -------- --------
   Total
    subscription
     revenue            25,857   21,972   14,432   83,755   48,592
                    ----------- -------- -------- -------- --------
 Services:
  Enterprise
   technologies          9,691    9,887   10,691   37,764   38,522
  Embedded
   development
    services             1,417    1,229      768    4,565    3,812
                    ----------- -------- -------- -------- --------
   Total services
    revenue             11,108   11,116   11,459   42,329   42,334
                    ----------- -------- -------- -------- --------
      Total
       subscription
        and services
         revenue        36,965   33,088   25,891  126,084   90,926
                    ----------- -------- -------- -------- --------

Cost of subscription
 and services revenue:
 Subscription:
  Enterprise
   technologies and
    retail               2,366    2,684    2,542   10,244    8,625
  Embedded                  69       69      122      357      496
                    ----------- -------- -------- -------- --------
   Total cost of
    subscription
     revenue             2,435    2,753    2,664   10,601    9,121
                    ----------- -------- -------- -------- --------
 Services:
  Enterprise
   technologies          5,536    5,356    4,936   20,733   18,595
  Embedded
   development
    services             1,053    1,003      788    3,535    3,746
                    ----------- -------- -------- -------- --------
   Total cost of
    services revenue     6,589    6,359    5,724   24,268   22,341
                    ----------- -------- -------- -------- --------
      Total cost of
       subscription
       and services
       revenue           9,024    9,112    8,388   34,869   31,462
                    ----------- -------- -------- -------- --------
Gross profit
 enterprise
  technologies and
   retail               27,337   23,353   16,835   88,631   56,573
Gross profit
 embedded                  604      623      668    2,584    2,891
                    ----------- -------- -------- -------- --------
 Total gross profit     27,941   23,976   17,503   91,215   59,464

Operating expense:
 Sales and marketing    11,477   10,064    8,435   39,863   32,969
 Research and
  development            6,677    7,002    6,248   25,562   21,274
 General and
  administrative         5,214    4,873    4,189   18,502   15,239
 Mergers and
  acquisitions and
   other                     -        -        -        -    2,268 (a)
 Stock-based
  compensation and
   amortization of
    intangibles           2,039      537      989    4,076    4,878
                    ----------- -------- -------- -------- --------
  Total operating
   expense              25,407   22,476   19,861   88,003   76,628
                    ----------- -------- -------- -------- --------
Income (loss) from
 operations before
  extraordinary item     2,534    1,500   (2,358)   3,212  (17,164)
Other income
 (expense), net          2,463    2,645    2,085   10,786   10,826
                    ----------- -------- -------- -------- --------
Net income (loss)
 before
  extraordinary item     4,997    4,145     (273)  13,998   (6,338)
                    ----------- -------- -------- -------- --------
Extraordinary item-
 loss on disposal of
  discontinued
   operations                -        -        -        -     (261)
                    ----------- -------- -------- -------- --------
Net income (loss)       $4,997   $4,145    ($273) $13,998  ($6,599)
                    =========== ======== ======== ======== ========
Basic income (loss)
 per common share

Net income (loss)
 before
  extraordinary item     $0.03    $0.02   ($0.00)   $0.08   ($0.04)
Extraordinary item-
 loss on disposal of
  discontinued
   operations                -        -        -        -    (0.00)
                    ----------- -------- -------- -------- --------
Net income (loss)        $0.03    $0.02   ($0.00)   $0.08   ($0.04)
                    =========== ======== ======== ======== ========
Diluted income
 (loss) per common
  share
Net income (loss)
 before
  extraordinary item     $0.03    $0.02   ($0.00)   $0.08   ($0.04)
Extraordinary item-
 loss on disposal of
  discontinued
   operations                -        -        -        -    (0.00)
                    ----------- -------- -------- -------- --------
Net income (loss)        $0.03    $0.02   ($0.00)   $0.08   ($0.04)
                    =========== ======== ======== ======== ========
Weighted average
 shares outstanding:
 Basic                 178,847  173,996  170,656  174,003  170,158
 Diluted               191,641  184,210  170,656  182,913  170,158

   (a) This amount represents costs related to integration of acquisitions, primarily severance and duplicate facilities, that are not part of recurring operations and a restructuring charge representing severance costs associated with the completion of the restructuring of our embedded business which began in Q4 of fiscal 2002.

                             RED HAT, INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                               ASSETS
                                                  Feb. 29,   Feb. 28,
                                                    2004       2003
                                                 ----------- ---------
Assets:
  Cash and investments in debt securities          $941,390  $292,340
  Accounts receivable, net                           38,346    17,429
  Estimated earnings in excess of billings            4,326     6,978
  Inventory                                           1,067       799
  Prepaid expenses and other assets                  25,338     8,993
  Property and equipment, net                        29,448    22,972
  Goodwill and intangibles, net                      69,713    40,828
                                                 ----------- ---------
      Total assets                               $1,109,628  $390,339
                                                 =========== =========
      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable                                   $7,154    $5,502
  Accrued expenses                                   15,623     7,614
  Deferred revenue                                   70,844    17,779
  Deferred lease credits                              5,359     5,382
  Convertible debentures                            600,000         -
  Other liabilities                                   1,440    17,641
                                                 ----------- ---------
      Total liabilities                             700,420    53,918
Commitments and contingencies                             -         -
Stockholders' equity:
  Noncontrolling interest in subsidiary                 360       115
  Preferred stock                                         -         -
  Common stock                                           18        17
  Additional paid-in capital                        695,722   630,798
  Deferred compensation                              (9,294)   (2,403)
  Accumulated deficit                              (276,406) (290,404)
  Treasury stock, at cost                            (7,436)   (7,436)
  Accumulated other comprehensive income              6,244     5,734
                                                 ----------- ---------
      Total stockholders' equity                    409,208   336,421
                                                 ----------- ---------

      Total liabilities and stockholders' equity $1,109,628  $390,339
                                                 =========== =========

   Note: Balance sheet as presented above is not classified with regard to GAAP maturities of assets and liabilities.

                             RED HAT, INC.
                           CASH FLOW SUMMARY
                            (In thousands)

                               Three Months Ended       Year Ended
                                Feb. 29, Feb. 28,   Feb. 29,  Feb. 28,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Net income                       $4,997     $(273)  $13,998   $(6,599)
Non-cash expenses                 4,705     3,213    12,357    14,017
Net change in working capital
 items                           22,518        60    34,758    (8,176)
                               --------- --------- --------- ---------
Net  cash provided by (used in)
 operating activities            32,220     3,000    61,113      (758)

Cash flows from investing
 activities:
    Purchases of property
     and equipment               (6,882)   (2,157)  (13,208)   (6,766)
    Acquisitions of
     businesses, net of
      cash acquired               3,380         -     3,380    (1,222)
    Net change in market
     value of debt
      securities                  1,571     3,840    (1,263)    7,319
                               --------- --------- --------- ---------
Net cash provided by (used in)
 investing activities            (1,931)    1,683   (11,091)     (669)

Net cash provided by financing
 activities                     582,293     1,048   599,028     6,790
                               --------- --------- --------- ---------
Net increase in cash and
 investments                    612,582     5,731   649,050     5,363
Cash and investments at
 beginning of period            328,808   286,609   292,340   286,977
                               --------- --------- --------- ---------
Cash and investments at end of
 period                        $941,390  $292,340  $941,390  $292,340
                               ========= ========= ========= =========

   Note: The cash flow summary presented above does not separately identify the impact on cash and cash equivalents of changes in foreign currency exchange rates.


    CONTACT: Red Hat, Inc.
             Leigh Day, 919-754-4369
             lday@redhat.com
             or
             Gabriel Szulik, 919-754-4439
             gszulik@redhat.com